Exhibit 99.1

FOR IMMEDIATE RELEASE

NEXTMEDIA REPORTS 2004 FIRST QUARTER RESULTS

Denver, Colorado, May 6, 2004 – NextMedia Operating, Inc. announced today financial results for the three months ended March 31, 2004.

Carl Hirsch, Executive Chairman, and Steven Dinetz, President and CEO of NextMedia stated, “In the first quarter of 2004, we saw an improving radio advertising market and a return to year over year radio revenue growth. In the outdoor division, continuing high single digit revenue growth in traditional outdoor was offset by a quarterly decline in national advertising in our alternative advertising market. We completed our acquisition of WCCQ-FM in our Joliet, Illinois cluster, announced the pending acquisition of WZCH-FM in our Crystal Lake, Illinois cluster, and solidified our regional focus in the Coastal Carolinas by acquiring substantial outdoor assets in the Myrtle Beach, South Carolina market, where we also own the leading radio cluster. We continue to seek to enhance the value of our asset portfolio through strategic acquisitions, dispositions, and asset swaps.”

Actual Financial Results

Dollars in millions

	Three Months Ended March 31,
	2004	2003	% change
Net Revenue	$24.4	$23.6	3.4%
Operating expenses	16.5	15.3	7.8%
Corporate expenses	1.9	1.9	0.0%
Depreciation and amortization	3.4	2.4	41.7%

Operating income	2.6	4.0
Interest expense, net	6.1	5.8
Other (income) expense	(3.8)	0.5

Income (loss) before income taxes	0.3	(2.3)
Provision for taxes	3.1	2.9

Net income (loss)	$(2.8)	$(5.2)

Non-GAAP Measures (see discussion below):
BCF	$7.9	$8.3	-4.8%
Adjusted EBITDA	6.0	6.4	-6.3%

Each non-GAAP measure presented in the table above is reconciled to the most directly comparable GAAP measure in Schedule 1 to this release.

Pro Forma Financial Results (see discussion below)

Dollars in millions

	Three Months Ended March 31,
	2004	2003	$ change	% change
Radio	$16.6	$16.0	$0.6	3.8%
Outdoor	8.0	8.3	(0.3)	-3.6%

Net Revenue	$24.6	$24.3	$0.3	1.2%

Radio	$10.9	$10.3	$0.6	5.8%
Outdoor	5.7	5.2	0.5	9.6%

Operating Expenses	$16.6	$15.5	$1.1	7.1%

Radio	$5.7	$5.7	$0.0	0.0%
Outdoor	2.3	3.1	(0.8)	-25.8%

BCF	$8.0	$8.8	$(0.8)	-9.1%

Corporate Expenses	$1.9	$1.9	$—	0.0%

Adjusted EBITDA	$6.1	$6.9	$(0.8)	-11.6%

Pro forma results include the results of operations for all assets owned and operated as of the date of this release including the recently completed transactions described in “Acquisitions and Dispositions” on page 3 of this release. Schedule 2 to this release reconciles each non-GAAP measure presented in the table above 2 to the most directly comparable GAAP measure.

Discussion of Non-GAAP Measures

Throughout this release, the Company refers to certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP; namely Broadcast/Billboard Cash Flow (“BCF”) and Adjusted EBITDA. BCF is defined as operating income before depreciation, amortization, and corporate expenses and excludes other (income) expense and discontinued operations. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as operating income before depreciation and amortization. Because this definition excludes losses from discontinued operations and other (income) expense which is primarily comprised of (i) gains and losses on the Company’s interest rate swaps and (ii) gains and losses on asset sales and dispositions, it is not referred to as EBITDA and may not be comparable to EBITDA as reported by other companies in our industry.

BCF measures the amount of income before corporate expenses, depreciation and amortization generated each period solely from the operations within the control of market level management. Because BCF does not include corporate expenses or charges for capital items, both of which are controlled at the corporate management level, we believe it represents the most relevant measure of market level management performance. As such, BCF is the measure most often used by corporate level management to monitor the performance of radio and outdoor market level management. In addition, because BCF excludes charges for corporate expenses, capital and financing activities and taxes, management believes it is useful in comparing the day to day operating performance of the Company’s market level management with its peers because the industry in which the Company operates is characterized by variations in corporate structure and cost, capital structure and tax position.

Adjusted EBITDA measures the amount of income generated each period which is available for capital investment, debt service and taxes after the incurrence of market and corporate expenses. Because Adjusted EBITDA excludes charges for capital and financing activities and taxes, management believes it is useful in comparing the day to day operating performance of the Company’s corporate management with its peers because the industry in which the Company operates is characterized by variations in capital structure, tax position and asset purchase and sale activity. For the same reason, Adjusted EBITDA excludes other (income) expense which is primarily comprised of gains and losses on asset sales, unrealized gains and losses on our interest rate swaps, and losses on disposals of assets.

Although BCF and Adjusted EBITDA are not measures calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company’s operating performance. Management uses these measures as the key indicators of market level operating performance, company-wide financial performance and overall profitability. Additionally, these measures are widely used to evaluate performance and to value companies in the radio and outdoor advertising industries and by the investors who follow these industries. Because BCF and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operating income or net income (loss) as an indicator of operating performance. In addition, these measures do not necessarily represent funds available for discretionary use, and are not necessarily a measure of the Company’s ability to fund its cash needs. Because these measures exclude certain financial information compared with net income (loss), users of this financial information should consider the types of events and transactions which are excluded.

Additionally, the Company presents certain financial data (both GAAP and non-GAAP) on a pro forma basis. Pro forma includes the historical results of all assets owned and operated as of the date of this release and eliminates the results of operations of assets disposed of prior to the date of this release, for all periods presented. As a result, these amounts do not include the results of operations of assets to be acquired in the future and do not eliminate the results of operations of assets to be disposed of in the future. This basis of presentation is also non-GAAP. Because the Company has grown through a series of acquisitions, management believes that a pro forma presentation is useful insomuch as it presents the historical financial performance of the assets operated by the Company. As a result of this presentation, investors may evaluate the performance of the Company’s assets on a “same asset” basis excluding the impact of acquisitions or dispositions. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in Schedules 1 and 2 to this release. To present results for each of the three month periods ended March 31, 2003 and 2004 on a pro forma basis, actual results have been adjusted for the Company’s acquisitions and dispositions shown below:

Transaction Name	Transaction Type	Markets Affected	Division	Completed
Wilks Broadcasting	Acquisition	Saginaw, Michigan	Radio	Jan-03
Chuckie Broadcasting	Acquisition	Sherman-Dennison-Ardmore, Texas & Oklahoma	Radio	Jan-03
New Jersey Outdoor Advertising	Acquisition	New Jersey	Outdoor	Feb-03
Impact	Acquisition	Fort Collins, Colorado	Outdoor	Apr-03
WJTW-FM	Disposition	Joliet, Illinois	Radio	Sep-03
WAIT-FM	Disposition	Crystal Lake, Illinois	Radio	Oct-03
Patriot	Acquisition	Hartford, Connecticut	Outdoor	Dec-03
KNHK-FM	Acquisition	Reno, Nevada	Radio	Dec-03
KSRN-FM	Disposition	Reno, Nevada	Radio	Dec-03
Myrtle Beach Swap	Exchange	Myrtle Beach, South Carolina; Baltimore, Maryland; New York, New York	Outdoor	Jan-04
WCCQ-FM	Acquisition	Crest Hill (Joliet), Illinois	Radio	Jan-04

Results for the Three Months Ended March 31, 2004

GAAP Measures

For the three months ended March 31, 2004, net revenue increased 3.4% to $24.4 million compared to $23.6 million for the three months ended March 31, 2003. Operating income decreased to $2.6 million for the three months ended March 31, 2004 from $4.0 million for the three months ended March 31, 2003. Net income improved from a $5.2 million net loss for the three months ended March 31, 2003 to a $2.8 million net loss for the three months ended March 31, 2004.

Non-GAAP Measures

BCF for the three months ended March 31, 2004 decreased 4.8% to $7.9 million compared to $8.3 million for the three months ended March 31, 2003. Adjusted EBITDA for the three months ended March 31, 2004 decreased 6.3% to $6.0 million compared to $6.4 million for the three months ended March 31, 2003.

Pro Forma Non-GAAP Measures

On a pro forma basis, net revenue for the three months ended March 31, 2004 increased 1.2% to $24.6 million compared to $24.3 million for the three months ended March 31, 2003. Pro forma BCF for the three months ended March 31, 2004 decreased 9.1% to $8.0 million compared to $8.8 million for the three months ended March 31, 2003. Pro forma Adjusted EBITDA decreased 11.6% to $6.1 million from $6.9 million for the same periods.

On a pro forma basis, radio division net revenue increased 3.8% for the three months ended March 31, 2004 to $16.6 million from $16.0 million for the three months ended March 31, 2003. Radio division pro forma BCF was unchanged for the three months ended March 31, 2004 at $5.7 million compared to the three months ended March 31, 2003. On a pro forma basis, outdoor division net revenue decreased 3.6% for the three months ended March 31, 2004 to $8.0 million from $8.3 million for the three months ended March 31, 2003. Outdoor division pro forma BCF decreased 25.8% to $2.3 million for the three months ended March 31, 2004 from $3.1 million for the three months ended March 31, 2003.

Liquidity and Financial Position

At March 31, 2004, the Company had long-term debt of $220.7 million and cash on-hand of approximately $931,000. On April 9, 2004, the Company terminated its existing senior credit facility and entered into a new $75.0 million senior credit facility. The new facility contains customary restrictive covenants which, among other things and with certain exceptions, limit the ability of the Company to incur additional indebtedness and liens, pay dividends, and make capital expenditures above specified limits. Additionally, the Company is required to satisfy certain financial covenants such s maximum total leverage ratio, maximum senior leverage ratio and minimum consolidated EBITDA to consolidated net cash interest expense. On March 31, 2004, pro forma for the new credit facility, approximately $52.0 million was available for borrowing. The table below shows the Company’s actual capitalization at March 31, 2004.

(In thousands)	Capitalization at March 31, 2004
Actual
Cash and short-term investments	$931

Senior credit facility	23,000
10.75 % senior subordinated notes	197,713

Total Debt	$220,713

Net debt	$219,782
Stockholder’s equity	291,343

Total Capitalization	$511,125

Acquisitions and Dispositions

In January 2004, in exchange for its outdoor advertising assets in New York, New York and Baltimore, Maryland, the Company acquired outdoor advertising assets in Myrtle Beach, South Carolina. In February 2004, the Company completed its previously announced acquisition of WCCQ-FM licensed to Crest Hill (Joliet), Illinois for $14.0 million in cash. The Company funded the acquisition with borrowings under its credit facility. Additionally, in January 2004, the Company entered into an agreement to acquire radio station WZCH-FM licensed to Dundee (Crystal Lake), Illinois for $5.0 million in cash. The Company expects to complete this transaction during the second quarter of 2004. The Company’s purchase accounting for recently completed transactions, including the exchange of outdoor advertising assets in New York and Baltimore for outdoor advertising assets in Myrtle Beach, is preliminary and subject to adjustment.

Capital Expenditures

The following table sets forth the Company’s capital expenditures for the three months ended March 31, 2004. Recurring capital expenditures are related to the maintenance of the Company’s existing broadcast facilities and outdoor structures. Non-recurring capital expenditures are related primarily to radio signal upgrades and facility consolidations. Revenue producing capital expenditures are related to the construction of new outdoor structures that management believes will generate future revenues. Management believes that identifying the various components of the Company’s total capital expenditures enables investors to better understand the types of capital projects the Company undertakes and their potential impact on future financial results. This table may not be indicative of future capital expenditures.

Three Months Ended March 31, 2004
(in thousands)
Recurring	$733
Non-recurring	933
Revenue producing	397

Total capital expenditures	$2,063

Second Quarter Guidance

Assuming no material changes in economic conditions or extraordinary world events, management currently expects second quarter net revenue will be between $29.3 million and $29.6 million, BCF will be between $11.6 million and $11.8 million, and Adjusted EBITDA will be between $9.5 million and $9.7 million. The table below presents the low end of this guidance range in a comparative format. A reconciliation of the non-GAAP measures included in this table to the most directly comparable GAAP measure is included in Schedule 3 to this release.

	Three Months Ended June 30,				Twelve Months Ended March 31, 2004 Pro Forma	Twelve Months Ended June 30, 2004 Guidance (1)
	2004 Guidance	2003 Pro forma	$ change	% change
	A	B			C	D
Radio	$20.1	$19.5	$0.6	3%	$74.2	$74.8
Outdoor	9.2	$8.9	0.3	3%	36.2	36.5

Net Revenue	$29.3	$28.4	$0.9	3%	$110.4	$111.3

Radio	$11.8	$11.5	$0.3	3%	$45.2	$45.5
Outdoor	5.9	$5.3	0.6	11%	23.1	23.7

Operating expenses	$17.7	$16.8	$0.9	5%	$68.3	$69.2

Radio	$8.3	$8.0	$0.3	4%	$29.0	$29.3
Outdoor	3.3	3.6	(0.3)	-8%	13.1	12.8

BCF	$11.6	$11.6	$—	0%	$42.1	$42.1

Corporate Expenses	$2.1	$2.4	$(0.3)	-13%	$8.5	$8.2

Adjusted EBITDA	$9.5	$9.2	$0.3	3%	$33.6	$33.9

(1)	Amounts are calculated as column C less column B plus column A = column D: Guidance for the twelve months ended December 31, 2003

First Quarter 2004 Conference Call

The Company will host a teleconference to discuss its first quarter results on Thursday, May 5, 2004 at 3:00 p.m. Eastern Time. To access the teleconference, please dial 973-582-2710 ten minutes prior to the start time. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Thursday, May 13, 2004 at midnight Eastern Time. The replay can be accessed by dialing 877-519-4471 or 973-341-3080 (Int’l), passcode 4696322.

About NextMedia

NextMedia Operating, Inc. is a diversified out-of-home media company headquartered in Denver, Colorado. NextMedia, through its subsidiaries and affiliates, owns and operates 60 stations in 15 markets throughout the United States and more than 6,200 bulletin and poster displays. Additionally, NextMedia owns advertising displays in more than 3,000 retail locations across the United States. Investors in NextMedia’s ultimate parent entity, NextMedia Investors, LLC, include Thomas Weisel Capital Partners, Alta Communications, Weston Presidio Capital and Goldman Sachs Capital Partners, as well as senior management. NextMedia was founded by veteran media executives Carl E. Hirsch, Executive Chairman, and Steven Dinetz, President and CEO.

Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements include statements regarding intent, belief, or current expectations of the company’s directors or officers, primarily with respect to future operating performance of the company. Any such forward-looking statements are not guarantees of future performance, and may involve risks and uncertainties. Actual results may differ from those in the forward-looking statements, as the result of various factors.

(Financial Tables Attached)

Contact:

Sean Stover

Chief Financial Officer

NextMedia Group, Inc.

303-694-9118

Todd St. Onge / Kim Holt

Brainerd Communicators, Inc.

212-986-6667

stonge@braincomm.com

holt@braincomm.com

Schedule 1

Reconciliation of Non-GAAP

Actual Financial Results

(in millions)

	Three Months Ended March 31,
	2004	2003
Reconciliation of BCF:
Net income (loss)	$(2.8)	$(5.2)
Plus:
Non-cash taxes	3.1	2.9
Other income	(3.8)	0.5
Depreciation and amortization	3.4	2.4
Corporate expenses	1.9	1.9

BCF	$7.9	$8.3

Reconciliation of Adjusted EBITDA:
Net income (loss)	$(2.8)	$(5.2)
Plus:
Non-cash taxes	3.1	2.9
Other income	(3.8)	0.5
Interest expense, net	6.1	5.8
Depreciation and amortization	3.4	2.4

Adjusted EBITDA	$6.0	$6.4

Schedule 2

Reconciliation of Pro Forma Financial Results

(in millions)

	Three Months Ended March 31,
	2004	2003
Reconciliation of pro forma radio net revenue:
Actual radio net revenue	$16.4	$15.9
Adjustment due to dispositions	—	(0.3)
Adjustment due to acquisitions	0.2	0.4

Pro forma radio net revenue	$16.6	$16.0

Reconciliation of pro forma outdoor net revenue:
Actual outdoor net revenue	$8.0	$7.7
Adjustment due to dispositions	—	(1.4)
Adjustment due to acquisitions	—	2.0

Pro forma outdoor net revenue	$8.0	$8.3

Reconciliation of total pro forma net revenue:
Actual net revenue	$24.4	$23.6
Adjustment due to dispositions	—	(1.7)
Adjustment due to acquisitions	0.2	2.4

Pro forma net revenue	$24.6	$24.3

	Three Months Ended March 31,
	2004	2003

Reconciliation of pro forma radio operating expenses:
Actual radio operating expenses	$10.8	$10.2
Adjustment due to dispositions	—	(0.2)
Adjustment due to acquisitions	0.1	0.3

Pro forma radio operating expenses	$10.9	$10.3

Reconciliation of pro forma outdoor operating expenses:
Actual outdoor operating expenses	$5.7	$5.1
Adjustment due to dispositions	—	(0.9)
Adjustment due to acquisitions	—	1.0

Pro forma outdoor operating expenses	$5.7	$5.2

Reconciliation of pro forma total operating expenses:
Actual operating expenses	$16.5	$15.3
Adjustment due to dispositions	—	(1.1)
Adjustment due to acquisitions	0.1	1.3

Pro forma operating expenses	$16.6	$15.5

Schedule 2

Reconciliation of Pro Forma Financial Results - Continued

(in millions)

	Three Months Ended March 31,
	2004	2003
Reconciliation of pro forma BCF by division:

Radio operating income	$4.4	$4.1
Plus:
Depreciation and amortization	1.2	1.6
Adjustment due to dispositions	—	(0.1)
Adjustment due to acquisitions	0.1	0.1

Pro forma radio BCF	$5.7	$5.7

Outdoor operating income	$0.1	$1.7
Plus:
Impairment loss	—	—
Depreciation and amortization	2.2	0.9
Adjustment due to dispositions	—	(0.5)
Adjustment due to acquisitions	—	1.0

Pro forma outdoor BCF	$2.3	$3.1

	Three Months Ended March 31,
	2004	2003
Reconciliation of pro forma BCF
Net income (loss)	$(2.8)	$(5.2)
Plus:
Non-cash taxes	3.1	2.9
Other (income) expense	(3.8)	0.5
Interest expense, net	6.1	5.8
Depreciation and amortization	3.4	2.4
Corporate expenses	1.9	1.9
Adjustment due to acquisitions	0.1	1.1
Adjustment due to dispositions	—	(0.6)

Pro forma BCF	$8.0	$8.8

Reconciliation of pro forma Adjusted EBITDA
Net income (loss)	$(2.8)	$(5.2)
Plus:
Non-cash taxes	3.1	2.9
Other (income) expense	(3.8)	0.5
Interest expense, net	6.1	5.8
Depreciation and amortization	3.4	2.4
Adjustment due to acquisitions	0.1	1.1
Adjustment due to dispositions	—	(0.6)

Pro forma Adjusted EBITDA	$6.1	$6.9

Schedule 3

Reconciliation of Guidance

(in millions)

	Three Months Ended June 30,		Twelve Months Ended March 31, 2004 Pro Forma	Twelve Months Ended June 30, 2004 Guidance
	2004 Guidance	2003 Pro forma

Reconciliation radio net revenue:
Actual radio net revenue	$20.1	$19.5	$73.4	$74.0
Adjustment due to dispositions	—	(0.4)	(0.8)	(0.4)
Adjustment due to acquisitions	—	0.4	1.6	1.2

Pro forma radio net revenue	$20.1	$19.5	$74.2	$74.8

Reconciliation of outdoor net revenue:
Actual outdoor net revenue	$9.2	$8.2	$34.4	$35.4
Adjustment due to dispositions	—	(1.5)	(4.6)	(3.1)
Adjustment due to acquisitions	—	2.2	6.4	4.2

Pro forma outdoor net revenue	$9.2	$8.9	$36.2	$36.5

Reconciliation of total net revenue:
Actual net revenue	$29.3	$27.7	$107.8	$109.4
Adjustment due to dispositions	—	(1.9)	(5.4)	(3.5)
Adjustment due to acquisitions	—	2.6	8.0	5.4

Pro forma net revenue	$29.3	$28.4	$110.4	$111.3

	Three Months Ended June 30,		Twelve Months Ended March 31, 2004 Pro Forma	Twelve Months Ended June 30, 2004 Guidance
	2004 Guidance	2003 Pro forma
Reconciliation of radio operating expenses:
Actual radio operating expenses	$11.8	$11.5	$45.0	$45.3
Adjustment due to dispositions	—	(0.1)	(0.2)	(0.1)
Adjustment due to acquisitions	—	0.1	0.4	0.3

Pro forma radio operating expenses	$11.8	$11.5	$45.2	$45.5

Reconciliation of outdoor operating expenses:
Actual outdoor operating expenses	$5.9	$5.1	$22.7	$23.5
Adjustment due to dispositions	—	(0.9)	(2.8)	(1.9)
Adjustment due to acquisitions	—	1.1	3.2	2.1

Pro forma outdoor operating expenses	$5.9	$5.3	$23.1	$23.7

Reconciliation of total operating expenses:
Actual operating expenses	$17.7	$16.6	$67.7	$68.8
Adjustment due to dispositions	—	(1.0)	(3.0)	(2.0)
Adjustment due to acquisitions	—	1.2	3.6	2.4

Pro forma operating expenses	$17.7	$16.8	$68.3	$69.2

Schedule 3

Reconciliation of Guidance - Continued

(in millions)

	Three Months Ended June 30,		Twelve Months Ended March 31, 2004 Pro Forma	Twelve Months Ended June 30, 2004 Guidance
	2004 Guidance	2003 Pro forma
Radio BCF	$8.3	$8.0	$29.0	$29.3
Depreciation and amortization	1.2	1.5	5.6	5.3
Adjustment due to dispositions	—	(0.3)	(0.6)	(0.3)
Adjustment due to acquisitions	—	0.3	1.2	0.9

Radio operating income	$7.1	$6.5	$22.8	$23.4

Outdoor BCF	$3.3	$3.6	$13.1	$12.8
Depreciation and amortization	2.2	1.2	5.6	6.6
Adjustment due to dispositions	—	(0.6)	(1.8)	(1.2)
Adjustment due to acquisitions	—	1.1	3.2	2.1

Outdoor operating income	$1.1	$1.9	$6.1	$5.3

Consolidated BCF	$11.6	$11.6	$42.1	$42.1
Less:
Adjustment due to dispositions	—	(0.9)	(2.4)	(1.5)
Adjustment due to acquisitions	—	1.4	4.4	3.0
Depreciation and amortization	3.4	2.7	11.2	11.9
Corporate expenses	2.1	2.4	8.5	8.2
Interest expense, net	5.2	5.8	22.8	22.2
Other (income) expense	—	0.1	(25.1)	(25.2)
Provision for taxes	3.1	3.1	10.7	10.7

Net income	$(2.2)	$(3.0)	$12.0	$12.8

Adjusted EBITDA	$9.5	$9.2	$33.6	$33.9
Less:
Adjustment due to dispositions	—	(0.9)	(2.4)	(1.5)
Adjustment due to acquisitions	—	1.4	4.4	3.0
Depreciation and amortization	3.4	2.7	11.2	11.9
Interest expense, net	5.2	5.8	22.8	22.2
Other (income) expense	—	0.1	(25.1)	(25.2)
Provision for taxes	3.1	3.1	10.7	10.7

Net income	$(2.2)	$(3.0)	$12.0	$12.8